CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the foregoing Registration Statement on Form S-1 of our report dated June 17, 2002, relating to the consolidated financial statements of MSC Group, Inc. and Subsidiaries appearing in the MSC Group, Inc. and Subsidiaries Annual Report on Form 10-KSB for the years ended March 31, 2002 and 2001, filed with the Securities and Exchange Commission on August 15, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus.




WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
March 5, 2003